Exhibit 23


Consent of Ernst & Young, LLP, Independent Auditors

We consent to the use of our report dated June 23, 1999, with respect to the consolidated financial statements of Wyman-Gordon Company included in the Form 8-K of Precision Castparts Corp. filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP


Boston, Massachusetts
December 1, 1999